INTERGRAPH CORPORATION AND SUBSIDIARIES

          EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT

                                                     State or Other       Percentage of
                                                     Jurisdiction of    Voting Securities
Name                                                  Incorporation      Owned by Parent
- -----                                                ----------------   -----------------
Intergraph China, Inc.                                Delaware                100
Intergraph European Manufacturing, L.L.C.             Delaware                100
Intergraph (Middle East), L.L.C.                      Delaware                100
Intergraph (Italy), L.L.C.                            Delaware                100
Quintus Corporation                                   Delaware                100
Bentley Systems, Inc.                                 Delaware                 50
Bestinfo, Inc.                                        Delaware                100
Intergraph Benelux B.V.                               The Netherlands         100
Intergraph CAD/CAM (Danmark) A/S                      Denmark                 100
Intergraph CR spol.s.r.o.                             Czech Republic          100
Intergraph (Deutschland) GmbH                         Germany                 100
Intergraph Espana, S.A.                               Spain                   100
Intergraph Europe (Polska) S.p.z.o.o.                 Poland                  100
Intergraph Finland Oy                                 Finland                 100
Intergraph (France) SA                                France                  100
Intergraph GmbH (Osterreich)                          Austria                 100
Intergraph Graphic Systems                            Russia                  100
Intergraph (Hellas) S.A.                              Greece                  100
Intergraph Hungary, Ltd.                              Hungary                 100
Intergraph Ireland, Ltd.                              Ireland                 100
Intergraph Norge A/S                                  Norway                  100
Intergraph (Portugal)-Sistemas de Computacao          Portugal                100
   Grafica, S.A.
Intergraph (Sverige) AB                               Sweden                  100
Intergraph (Switzerland) A.G.                         Switzerland             100
Intergraph (UK), Ltd.                                 United Kingdom          100
Intergraph Corporation (N.Z.) Limited                 New Zealand             100
Intergraph Corporation Pty., Ltd.                     Australia               100
Intergraph Corporation Taiwan                         Taiwan, R.O.C.          100
Intergraph Graphics Systems Asia Pacific Limited      Hong Kong               100
Intergraph Graphics Systems Hong Kong Limited         Hong Kong               100
Intergraph Japan K.K.                                 Japan                   100
Intergraph Korea, Ltd.                                Korea                   100
Intergraph Systems South-East Asia, (Pte.), Ltd.      Singapore               100
Intergraph Wholesale Pty., Ltd.                       Australia               100
Intergraph Computer Services Industry & Trade, A.S.   Turkey                   97
Intergraph Saudi Arabia Ltd.                          Saudi Arabia             75
Intergraph Canada, Ltd.                               Canada                  100
Intergraph de Mexico, S.A. de C.V.                    Mexico                  100
Intergraph Servicios de Venezuela C.A.                Venezuela               100
Intergraph (India) Pvt. Ltd.                          India                   100
DAZIX (Israel) Ltd.                                   Israel                  100

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